Exhibit 99.1

Xometry Reports First Quarter 2023 Results

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Q1 revenue increased 26% year-over-year driven by stronger-than-expected marketplace growth of 35% year-over-year. Marketplace revenue up 10% quarter-over-quarter
•
Q1 gross profit increased 20% year-over-year driven by 41% growth in marketplace gross profit. Marketplace gross profit up 16% quarter-over-quarter
•
Q1 Adjusted EBITDA loss of $11.8 million, a $2.5 million quarter-over-quarter improvement driven by higher revenue and gross profit, partly offset by approximately $0.8 million in incremental non-recurring accounting and legal costs associated with Sarbanes-Oxley Act implementation. Expect improved operating leverage through 2023
•
Expect Q2 revenue growth of 14%-16% year-over-year to $109-$111 million, driven by healthy marketplace growth
•
Early positive results from our 5-point strategic plan with increasing focus on our top 200 accounts; rapidly expanding the marketplace menu; furthering international expansion and growth; driving adoption of new products, and aggressively reducing operating expenses

NORTH BETHESDA, MD., May 10, 2023 /Globe Newswire/-- Xometry, Inc. (NASDAQ:XMTR), the global online marketplace connecting enterprise buyers with suppliers of manufacturing services, today reported financial results for the first quarter ended March 31, 2023.

“In Q1 2023, Xometry delivered stronger-than-expected 35% marketplace growth year-over-year, improved marketplace gross margin by 170 basis points quarter-over-quarter and improved operating leverage driven by our steadfast focus on our 5-point strategic plan,” said Randy Altschuler, Xometry’s CEO. “We continue to rapidly expand our network of buyers and suppliers and enhance our products and services. We expect to continue to rapidly gain market share fueling robust marketplace revenue growth while further tightening operating expenses to achieve Adjusted EBITDA profitability in Q4 2023.”

First Quarter 2023 Financial Highlights

•
Total revenue for the first quarter 2023 was $105.3 million, an increase of 26% year-over-year.
•
Marketplace revenue for the first quarter of 2023 was $86.7 million, an increase of 35% year-over-year.
•
Supplier services revenue for the first quarter of 2023 was $18.6 million, a decrease of 3% year-over-year.
•
Total gross profit for the first quarter 2023 was $39.4 million, an increase of 20% year-over-year.
•
Marketplace Active Buyers increased 46% from 30,683 as of March 31, 2022 to 44,716 as of March 31, 2023.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 40% from 790 as of March 31, 2022, to 1,109 as of March 31, 2023.
•
Marketplace Percentage of Revenue from Existing Accounts was 96%.
•
Active Paying Suppliers increased 11% from 6,872 as of March 31, 2022 to 7,621 as of March 31, 2023.
•
Net loss attributable to common stockholders was $18.3 million for the quarter, a decrease of $1.7 million year-over-year, and Adjusted EBITDA was negative $11.8 million for the quarter, reflecting an decrease of $1.0 million year-over-year. Net loss for Q1 2023 included $4.7 million of stock-based compensation.
•
Cash, cash equivalents and marketable securities were $296.2 million as of March 31, 2023.

First Quarter 2023 Business Highlights

•
Expanded further in Europe with the launch of xometry.uk, a localized marketplace for UK customers. Xometry’s localized marketplaces allow regional customers to get quotes and purchase parts directly in local currency.
•
Introduced instant quoting for parts with multiple finishes. Buyers can identify parts requiring multiple finishes and the instant quoting engine will automatically price them. This instant feedback helps buyers make decisions in real-time.
•
Introduced a new quick-turn injection molding service for quotes in as fast as two hours and parts in as little as five business days.
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Expanded instant quoting for more than three dozen new materials.
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Announced Xometry will be the exclusive provider of real-time pricing and lead times for Alibaba Group's 1688.com on-demand manufacturing services.
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Acquired Tridi Teknoloj A.S. ("Tridi") located in Istanbul, Turkey. The acquisition of Tridi extends our marketplace capabilities in Europe by opening an array of affordable suppliers and the ability to serve all of Europe within a 24-hour turnaround period.

Financial Summary

(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2023	2022	% Change
	(unaudited)
Consolidated
Revenue	$105,326	$83,671	26%
Gross profit	39,369	32,939	20%
Net loss attributable to common stockholders	(18,344)	(20,012)	8%
EPS, basic and diluted	(0.38)	(0.43)	12%
Adjusted EBITDA(1)	(11,767)	(12,726)	8%
Non-GAAP net loss(1)	(9,766)	(12,598)	22%
Non-GAAP EPS, basic and diluted(1)	(0.20)	(0.27)	26%

Marketplace
Revenue	$86,680	$64,415	35%
Cost of revenue	61,747	46,741	(32)%
Gross Profit	$24,933	$17,674	41%

Supplier services
Revenue	$18,646	$19,256	(3)%
Cost of revenue	4,210	3,991	(5)%
Gross Profit	$14,436	$15,265	(5)%
(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of March 31,
	2023	2022	% Change

Active Buyers(3)	44,716	30,683	46%
Percentage of Revenue from Existing Accounts(3)	96%	94%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,109	790	40%
Active Paying Suppliers(3)	7,621	6,872	11%

(2)
These key operating metrics are for Marketplace and Supplier Services. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000, and Active Paying Suppliers are as of March 31, 2023 and 2022, and Percentage of Revenue from Existing Accounts is presented for the quarters ended March 31, 2023 and 2022.

Financial Guidance and Outlook:

	Q2 2023		FY 2023
	(in millions)
	Low	High	Low	High
Revenue	$109.0	$111.0	$470.0	$480.0
Adjusted EBITDA	$(9.5)	$(8.5)	$(26.0)	$(24.0)

Xometry’s second quarter and full year 2023 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Xometry’s stock price. Xometry expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net loss and non-GAAP Earnings Per Share, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies.

Supplier service revenue: includes the sales of advertising on Thomasnet, marketing services, supplies, financial service products and other fintech products.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or supplies. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product or buy tools or supplies.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Active Paying Suppliers: The Company defines Active Paying Suppliers as individuals or businesses who have purchased one or more of our supplier services, including digital marketing services, data services, financial services or supplies on our platforms during the last twelve months.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, income tax provision (benefit), and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charges and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP net loss: The Company defines non-GAAP net loss as net loss adjusted for depreciation and amortization, stock-based compensation expense, amortization of lease intangible, amortization of deferred costs on convertible notes, loss on marketable securities, loss on sale of property and equipment, charitable contributions of common stock, impairment of assets, restructuring charges and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net loss divided by weighted average number of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net loss and non-GAAP EPS, basic and diluted provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry (XMTR) powers the industries of today and tomorrow by connecting the people with big ideas to the manufacturers who can bring them to life. Xometry’s digital marketplace gives manufacturers the critical resources they need to grow their business while also making it easy for buyers at Fortune 1000 companies to tap into global manufacturing capacity and create locally resilient supply chains. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on May 10, 2023. In addition to issuing a press release, the Company will post an earnings presentation to its investor website at investors.xometry.com.

Xometry, Inc. First Quarter 2023 Earnings Presentation and Conference Call

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8:30 a.m. Eastern / 5:30 a.m. Pacific on Wednesday, May 10, 2023
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To register please use the following link: https://register.vevent.com/register/BIb776f13895ac48c283ebd1dd5079490b
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You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the second quarter and full year 2023, our expectation regarding our operating leverage and 2023 operating expenses, our potential for growth, and demand for our marketplaces in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, the impact of the health crises such as COVID-19 on our business and operations, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as the current inflationary environment and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the period ended December 31, 2022. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Corporate Communications for Xometry 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$39,705	$65,662
Marketable securities	256,458	253,770
Accounts receivable, less allowance for credit losses of $1.9 million and $2.0 million as of March 31, 2023 and December 31, 2022	52,217	49,188
Inventory	1,444	1,571
Prepaid expenses	7,055	7,591
Other current assets	15,897	12,273
Total current assets	372,776	390,055
Property and equipment, net	21,597	19,079
Operating lease right-of-use assets	24,303	25,923
Investment in unconsolidated joint venture	4,134	4,068
Intangible assets, net	39,041	39,351
Goodwill	262,441	258,036
Other assets	385	413
Total assets	$724,677	$736,925
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,320	$12,437
Accrued expenses	32,121	33,430
Contract liabilities	9,974	8,509
Income taxes payable	4,113	3,956
Operating lease liabilities, current portion	6,256	5,471
Total current liabilities	64,784	63,803
Convertible notes	280,375	279,909
Operating lease liabilities, net of current portion	15,500	16,940
Deferred income taxes	406	429
Other liabilities	1,260	1,011
Total liabilities	362,325	362,092
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 45,098,314 shares and 44,822,264 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 2,676,154 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	628,808	623,081
Accumulated other comprehensive income	159	28
Accumulated deficit	(267,710)	(249,366)
Total stockholders’ equity	361,257	373,743
Noncontrolling interest	1,095	1,090
Total equity	362,352	374,833
Total liabilities and stockholders’ equity	$724,677	$736,925

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Revenue	$105,326	$83,671
Cost of revenue	65,957	50,732
Gross profit	39,369	32,939
Sales and marketing	22,439	19,285
Operations and support	12,608	12,358
Product development	8,125	7,290
General and administrative	15,957	12,959
Impairment of assets	27	-
Total operating expenses	59,156	51,892
Loss from operations	(19,787)	(18,953)
Other (expenses) income
Interest expense	(1,198)	(769)
Interest and dividend income	2,695	96
Other income (expenses)	17	(962)
Income from unconsolidated joint venture	66	34
Total other income (expenses)	1,580	(1,601)
Loss before income taxes	(18,207)	(20,554)
Provision (benefit) for income taxes	(136)	559
Net loss	(18,343)	(19,995)
Net income attributable to noncontrolling interest	1	17
Net loss attributable to common stockholders	$(18,344)	$(20,012)
Net loss per share, basic and diluted	$(0.38)	$(0.43)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	47,699,561	46,789,585

Comprehensive loss:
Foreign currency translation	$135	$(28)
Total other comprehensive income (loss)	135	(28)
Net loss	(18,343)	(19,995)
Comprehensive loss	(18,208)	(20,023)
Comprehensive income attributable to noncontrolling interest	5	34
Total comprehensive loss attributable to common stockholders	$(18,213)	$(20,057)

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:	(unaudited)
Net loss	$(18,343)	$(19,995)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,566	1,799
Impairment of assets	27	—
Reduction in carrying amount of right-of-use asset	1,935	1,765
Stock based compensation	4,694	3,456
Revaluation of contingent consideration	—	434
Income from unconsolidated joint venture	(66)	(34)
Donation of common stock	370	—
Unrealized loss on marketable securities	—	858
Non-cash income tax benefit	—	(559)
Loss on sale of property and equipment	91	71
Amortization of deferred costs on convertible notes	466	312
Deferred taxes benefit	(23)	(2)
Changes in other assets and liabilities:
Accounts receivable, net	(2,804)	(6,145)
Inventory	133	(180)
Prepaid expenses	185	567
Other assets	(3,687)	(1,787)
Accounts payable	(503)	(2,752)
Accrued expenses	(2,119)	(2,843)
Contract liabilities	1,436	2,145
Lease liabilities	(970)	(1,369)
Income taxes payable	157	—
Net cash used in operating activities	(16,455)	(24,259)
Cash flows from investing activities:
Purchase of marketable securities	(2,688)	(280,091)
Proceeds from sale of marketable securities	—	4
Purchases of property and equipment	(4,186)	(2,543)
Proceeds from sale of property and equipment	223	165
Cash paid for business combination, net of cash acquired	(3,349)	—
Net cash used in investing activities	(10,000)	(282,465)
Cash flows from financing activities:
Proceeds from stock options exercised	483	1,263
Proceeds from issuance of convertible notes	—	287,500
Costs incurred in connection with issuance of convertible notes	—	(9,301)
Payments on finance lease obligations	—	(2)
Net cash provided by financing activities	483	279,460
Effect of foreign currency translation on cash and cash equivalents	15	(29)
Net decrease in cash and cash equivalents	(25,957)	(27,293)
Cash and cash equivalents at beginning of the year	65,662	86,262
Cash and cash equivalents at end of the period	$39,705	$58,969
Supplemental cash flow information:
Cash paid for interest	$1,438	$—
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	78	—
Non-cash consideration in connection with business combination	1,593	—

Xometry, Inc. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	For the Three Months Ended March 31,
	2023	2022
Adjusted EBITDA:
Net loss	$(18,343)	$(19,995)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(1,514)	1,635
Depreciation and amortization(1)	2,566	1,799
Income tax provision (benefit)	136	(559)
Amortization of lease intangible	333	333
Stock-based compensation(2)	4,694	3,456
Charitable contribution of common stock	370	—
Income from unconsolidated joint venture	(66)	(34)
Acquisition and other(3)	30	639
Impairment of assets	27	—
Adjusted EBITDA	$(11,767)	$(12,726)

	For the Three Months Ended March 31,
	2023	2022
Non-GAAP Net Loss:
Net loss	$(18,343)	$(19,995)
Add (deduct):
Depreciation and amortization(1)	2,566	1,799
Stock-based compensation(2)	4,694	3,456
Amortization of lease intangible	333	333
Amortization of deferred costs on convertible notes	466	312
Loss on marketable securities	—	858
Acquisition and other(3)	30	639
Loss on sale of property and equipment	91	—
Charitable contribution of common stock	370	—
Impairment of assets	27	—
Non-GAAP Net Loss	$(9,766)	$(12,598)

Weighted-average number of shares outstanding used to compute Non-GAAP Net Loss per share, basic and diluted	47,699,561	46,789,585

Non-GAAP EPS, basic and diluted	$(0.20)	$(0.27)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Xometry, Inc. and Subsidiaries

Unaudited Segment Results

(In thousands)

	For the Three Months Ended March 31,
	2023	2022
Segment Revenue:	(unaudited)
U.S.	$93,903	$77,209
International	11,423	6,462
Total revenue	$105,326	$83,671

Segment Net Loss:
U.S.	$(12,937)	$(16,296)
International	(5,407)	(3,716)
Total net loss attributable to common stockholders	$(18,344)	$(20,012)

Xometry, Inc. and Subsidiaries

Unaudited Supplemental Information

(In thousands)

	For the Three Months Ended March 31,
	2023	2022
Summary of Stock-based Compensation Expense	(unaudited)
Sales and marketing	$1,052	$636
Operations and support	1,697	1,423
Product development	1,076	894
General and administrative	869	503
Total stock-based compensation expense	$4,694	$3,456

Summary of Depreciation and Amortization Expense
Cost of revenue	$44	$34
Sales and marketing	791	774
Operations and support	12	11
Product development	1,311	793
General and administrative	408	187
Total depreciation and amortization expense	$2,566	$1,799